proxy  Income and Growth.doc
Proxy Results

Shareholders of Seligman Income and Growth Fund, Inc. voted on two proposals at a Special Meeting of Stockholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
------------------------- ------------------------ -----------------------
     2,504,278.434              87,252.250              142,446.309
------------------------- ------------------------ -----------------------

Proposal 4
To elect ten directors to the Board:
                                            For             Withheld
------------------------------------ ------------------ ------------------
Kathleen Blatz                         3,317,068.106       180,021.887
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Arne H. Carlson                        3,135,800.031       181,289.962
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Pamela G. Carlton                      3,137,335.187       179,754.806
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Patricia M. Flynn                      3,137,335.187       179,754.806
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Anne P. Jones                          3,132,149.944       184,940.049
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Jeffrey Laikind                        3,137,068.106       180,021.887
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Stephen R. Lewis, Jr.                  3,137,335.187       179,754.806
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Catherine James Paglia                 3,133,026.656       184,063.337
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
Alison Taunton-Rigby                   3,133,690.373       183,399.620
------------------------------------ ------------------ ------------------
------------------------------------ ------------------ ------------------
William F. Truscott                    3,118,838.161       198,251.832
------------------------------------ ------------------ ------------------